SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                          [ X ]
Filed by a Party other than the Registrant       [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Definitive Proxy Statement
[ x ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240-14a-11(c) or ss.240-14a-12

                           AGE High Income Fund, Inc.
                (Name of Registrant as Specified In its Charter)

                           AGE High Income Fund, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a- (i)(1), or 14a-6(j)(2)

[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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            pursuant to Exchange Act Rule 0-11:1

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[ X ] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                              NOTICE OF ADJOURNMENT

                           AGE HIGH INCOME FUND, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                      ADJOURNMENT DATE: SEPTEMBER 13, 1996

                          IMMEDIATE ATTENTION REQUIRED


Dear Shareholder:

      The August 28, 1996 annual meeting of shareholders was adjourned in order to give more shareholders time to vote their shares. Proposal Number 3 requires the affirmative vote of two-thirds of the outstanding shares, making it critical that all shareholders participate. All votes are vital no matter how many shares you hold and your shares will not be represented unless we receive voting instructions from you. We have not received your vote and in order for your shares to be represented, you need to vote on or BEFORE FRIDAY, SEPTEMBER 13, 1996.

      PLEASE VOTE your shares through either one of the convenient methods listed below:

      1. BY PHONE, simply call Shareholder Communications Corporation, toll-free, at 1-800-733-8481, EXTENSION "488." Operators will be available to take your vote over the phone from 9 a.m. to 11 p.m. Eastern time.

                                       OR

      2. BY FACSIMILE, you can send your executed proxy to 1-800-733-1885, anytime.

                                       OR

      3. BY MAIL, return you signed proxy in the postage-paid enclosed envelope.

      We urge you to act promptly so that we can obtain a sufficient number of shares to hold the meeting as scheduled and avoid the additional adjournments.

      Thank you in advance for your anticipated cooperation.

AGE HIGH INCOME FUND, INC.